UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 22, 2014

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

               On May 22, 2014, Qualstar Corporation (the “Company”) received a notification from NASDAQ Stock Market LLC for not maintaining a minimum of $10,000,000 in stockholders’ equity as required by NASDAQ Global Market Listing Rule 5054(b)(1)(A) based on the information disclosed in the Company’s Form 10-Q for the period ended March 31, 2014. Qualstar stockholders’ equity as of March 31, 2014 was $9,791,000. The Company has the option to either submit a plan to regain compliance with NASDAQ Global Market Listing Rule 5054(b)(1)(A) within 45 days, or, to file a transfer application to list the Company’s securities on the NASDAQ Capital Market. The Company is currently considering its options.

On May 29, 2014, the Company issued a press release concerning the May 22, 2014 notice from NASDAQ, and a copy of that press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Press release of Qualstar Corporation dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: May 29, 2014	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: Chief Executive Officer and President